                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 THOMAS & BETTS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

  Thomas & Betts Corporation
  8155 T&B Boulevard
  Memphis, Tennessee 38125
  (901) 252-5000

                                                                        [LOGO]

  March 29, 2000

  Dear Shareholder:

      I invite you to attend our 2000 Annual Meeting of Shareholders on Wednesday, May 3, 2000. The meeting will be held at 10:00 a.m. in the Winegardner Auditorium of The Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee. After the business session, we will discuss the financial results for 1999 and report on current operations.

      On the following pages you will find the Notice of Meeting, which lists the matters to be conducted at the meeting, and the Proxy Statement. In addition to the election of eleven directors, you will be asked to ratify the appointment of the independent public accountants.

      YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU CAN VOTE OVER THE INTERNET, BY TELEPHONE OR BY USING A TRADITIONAL PROXY CARD. Detailed voting instructions appear on the next page.

      The Board of Directors recommends that you vote "FOR" proposals 1 and 2.

  Sincerely,

  [SIG]

  Clyde R. Moore
  President and Chief Executive Officer

[LOGO]

Thomas & Betts Corporation
8155 T&B Boulevard
Memphis, Tennessee 38125

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------

TIME..............................  10:00 a.m. on Wednesday, May 3, 2000

PLACE.............................  Winegardner Auditorium
                                    The Dixon Gallery and Gardens
                                    4339 Park Avenue
                                    Memphis, Tennessee

ITEMS OF BUSINESS.................        (1)  Election of 11 directors;

                                          (2)  Ratification of the appointment of KPMG LLP as
                                               independent public accountants for fiscal year
                                               2000; and

                                          (3)  Such other business as may properly come before the
                                               meeting or any adjournment or postponement.

RECORD DATE.......................  You are entitled to vote if you were a shareholder of record at the close of business on March 6, 2000.

ANNUAL REPORT.....................  Our 1999 Annual Report to Shareholders for the fiscal year ended January 2, 2000, which is not a part of the proxy
                                    soliciting material, is enclosed.

PROXY VOTING......................  Shareholders of record can vote by one of the following methods:

                                          (1)  CALL 1-877-779-8683 from the U.S. and Canada
                                               (this call is free) or 001-1-201-536-8073 from all
                                               other countries to vote by telephone anytime up to
                                               12:00 midnight New York time on May 2, 2000; OR

                                          (2)  VISIT THE WEB SITE AT HTTP://WWW.EPROXYVOTE.COM/TNB
                                               to vote over the Internet anytime up to 12:00
                                               midnight New York time on May 2, 2000; OR

                                          (3)  MARK, SIGN, DATE AND RETURN the enclosed proxy card
                                               in the envelope provided.

                                    You may revoke your proxy in the manner described in the
                                    accompanying Proxy Statement at any time up to the time your proxy is voted on the day of the meeting.
March 29, 2000

--------------------------------------------------------------------------------

                       PLEASE VOTE YOUR SHARES PROMPTLY.

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PROXY STATEMENT...........................................................     1
    Vote by Telephone.....................................................     1
    Vote by Internet......................................................     1
    Vote by Mail..........................................................     2
    Vote at the Annual Meeting............................................     2
  List of Shareholders....................................................     2
  Quorum..................................................................     2
  Other Matters Which May Come Before the Meeting and Discretionary
    Voting................................................................     2
  Multiple Copies of Annual Report to Shareholders........................     2
  Cost of Proxy Solicitation..............................................     2
SECURITY OWNERSHIP........................................................     3
  Section 16(a) Beneficial Ownership Reporting Compliance.................     4
BOARD AND COMMITTEE MEMBERSHIP............................................     5
  Board of Directors......................................................     5
  Committees of the Board of Directors....................................     5
COMPENSATION..............................................................     8
  Director Compensation...................................................     8
    Fees..................................................................     8
    Benefit Plans.........................................................     8
  Transactions with Nonemployee Directors.................................     9
  Legal Proceedings.......................................................     9
  Executive Compensation..................................................    10
    Summary of Cash and Certain Other Compensation........................    10
    Stock Option Grants...................................................    11
    Stock Option Exercises................................................    12
    Pension Plan Table....................................................    12
    Employment Contracts, Termination of Employment and Change-of-Control
     Arrangements for Executives..........................................    13
  Transactions with Management............................................    13
HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION................    14
  Executive Compensation Philosophy.......................................    14
  Compensation of the Chief Executive Officer.............................    15
  Policy Regarding Executive Compensation Deductibility...................    15
PERFORMANCE GRAPH.........................................................    16
PROPOSAL NO. 1, ELECTION OF DIRECTORS.....................................    17
PROPOSAL NO. 2, RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC
  ACCOUNTANTS.............................................................    20
DEADLINES FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND
  OTHER BUSINESS..........................................................    20
  Proxy Statement Proposals...............................................    20
  Nomination of Directors and Other Business for Presentation at the
    Annual Meeting........................................................    20
Appendix A................................................................   A-1

                           THOMAS & BETTS CORPORATION
                               8155 T&B Boulevard
                            Memphis, Tennessee 38125

--------------------------------------------------------------------------------
                                PROXY STATEMENT
--------------------------------------------------------------------------------

    These proxy materials are furnished in connection with the solicitation by the Board of Directors of Thomas & Betts Corporation ("Thomas & Betts," the "Corporation," "our," "we" or "us"), a Tennessee corporation, of proxies to be voted at our 2000 Annual Meeting of Shareholders (the "Annual Meeting") or at any adjournment or postponement.

    You are invited to attend our Annual Meeting on May 3, 2000, beginning at 10:00 a.m. in the Winegardner Auditorium of The Dixon Gallery and Gardens, 4339 Park Avenue, Memphis, Tennessee.

    This Proxy Statement, form of proxy and voting instructions will be mailed to our shareholders starting March 30, 2000.

    Holders of shares of Thomas & Betts Common Stock (the "Common Stock") at the close of business on March 6, 2000 are entitled to receive notice and to vote their shares at the Annual Meeting. As of that date, there were 57,934,265 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

    Shareholders of record may vote their proxies by telephone, Internet or mail. A toll-free telephone number and web site address are included on the proxy card. If you choose to vote by mail, an envelope addressed to the Inspectors of Election is provided.

    You may revoke your proxy and reclaim your right to vote in person up to and including the day of the Annual Meeting by (1) giving written notice of revocation to the Inspectors of Election, First Chicago Trust Company, a division of EquiServe, P.O. Box 8620, Edison, New Jersey 08818-9127, (2) timely delivery of a valid, later-dated proxy or (3) voting by ballot at the Annual Meeting.

    You can save us the expense of a second mailing by voting promptly. If you are a shareholder of record, choose ONE of the following voting methods to cast your vote. If your shares are held by a bank, broker or other holder of record, check the information provided with your voting instruction form to see which methods are available to you.

                               VOTE BY TELEPHONE

    You can vote your shares by calling 1-877-779-8683 from the U.S. and Canada (at no cost to you) or 001-1-201-536-8073 from all other countries. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. The telephone voting procedures are designed to authenticate shareholders by using individual control numbers. If you vote by telephone, you can also give instructions to discontinue future mailings of duplicate annual reports. If you are located outside the U.S. and Canada, see your proxy card for additional instructions. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

                                VOTE BY INTERNET

    You can choose to vote over the Internet. The web site for Internet voting is http://www.eproxyvote.com/TNB. Internet voting is available 24 hours a day. You will be given the opportunity to confirm that your votes have been properly recorded, and you can give instructions to discontinue future mailings of duplicate annual reports. IF YOU VOTE OVER THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

                                  VOTE BY MAIL

    If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to First Chicago Trust Company in the envelope provided. To discontinue future mailings of duplicate annual reports, check the box provided on the card.

                           VOTE AT THE ANNUAL MEETING

    Your vote by telephone, Internet or mail will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

    All shares that have been properly voted--whether by telephone, Internet or mail--and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

LIST OF SHAREHOLDERS

    A list of shareholders entitled to vote at the Annual Meeting will be available at the corporate headquarters from April 3, 2000, through May 2, 2000, and at the Annual Meeting.

QUORUM

    The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required to constitute a quorum.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING AND DISCRETIONARY VOTING

    The Board of Directors does not know of any matter for action by shareholders at the Annual Meeting other than the matters described in the Notice. The enclosed proxy will confer discretionary authority with respect to matters which are not known at the date of printing of this Proxy Statement but which may properly come before the Annual Meeting. The persons named as Proxies on the proxy card are authorized to vote in accordance with their best judgment on any such matter.

MULTIPLE COPIES OF ANNUAL REPORT TO SHAREHOLDERS

    If more than one copy of the 1999 Annual Report is sent to your address, we will discontinue the mailing of the annual report to the account(s) you select if you mark the designated box on the appropriate proxy card(s) or follow the instructions provided after you vote by telephone or over the Internet.

    At least one account in your name or at the same address as another shareholder of record must continue to receive the annual report. Mailing of dividends, proxy materials and special notices will not be affected by your election to discontinue future duplicate mailings of the annual report. To resume the mailing of an annual report to an account, write to Thomas & Betts Corporation, Investor Relations Department, 8155 T&B Boulevard, Memphis, Tennessee 38125.

    If you own Common Stock through a bank, broker or other nominee and receive more than one copy of our 1999 Annual Report, contact the holder of record to eliminate duplicate mailings.

COST OF PROXY SOLICITATION

    The Corporation will pay the cost of soliciting proxies for the Annual Meeting. We have retained Georgeson Shareholder Communications, Inc. to distribute material to beneficial owners whose shares are held by brokers, banks, or other institutions and to assist in soliciting proxies, for a fee estimated at $7,500 plus expenses. In addition, directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or e-mail. We will reimburse brokers, banks and others who are record holders of Common Stock for reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares.

--------------------------------------------------------------------------------
                               SECURITY OWNERSHIP
--------------------------------------------------------------------------------

    The following table shows beneficial ownership of Common Stock (1) as of March 6, 2000, by (a) each director and each director nominee, (b) the Chief Executive Officer and each of the other four most highly compensated executive officers (together called the "Named Executive Officers") and (c) all directors and executive officers as a group; and (2) as of December 31, 1999, by beneficial owners of more than 5% of the outstanding shares of Common Stock. Information regarding beneficial owners of more than 5% of the outstanding shares of Common Stock was copied from the latest Schedule 13G filed by these beneficial owners with the Securities and Exchange Commission. Except as otherwise stated, each of the individuals named exercises sole voting and investment power over his or her shares.

                                                                    NUMBER OF SHARES
                                                                      THAT MAY BE
                                                                   ACQUIRED WITHIN 60
                                                      AMOUNT AND    DAYS OF MARCH 6,
                                                      NATURE OF     2000 THROUGH THE
                                                      BENEFICIAL   EXERCISE OF STOCK   NUMBER OF STOCK   PERCENT OF
     NAME OF BENEFICIAL OWNER                         OWNERSHIP         OPTIONS        CREDITS HELD(1)    CLASS(2)
---------------------------------------------------  ------------  ------------------  ---------------  -------------
DIRECTORS:
Ernest H. Drew.....................................        2,400(3)            800            8,242           *
T. Kevin Dunnigan..................................      157,027(3)        234,686           --               *
Jeananne K. Hauswald...............................        1,534(3)            800            1,047           *
Dean Jernigan......................................           83(3)            334           --               *
Ronald B. Kalich Sr................................          400(3)            800            2,651           *
Robert A. Kenkel...................................        2,600(3)(4)            800         1,170           *
Kenneth R. Masterson...............................        1,050(3)            800              897           *
Thomas C. McDermott................................        1,946(3)            800           --               *
Jean-Paul Richard..................................        3,050(3)            800              543           *
Jerre L. Stead.....................................        2,400(3)            800              173           *
William H. Waltrip.................................        1,800(3)            800            2,406           *
NAMED EXECUTIVE OFFICERS:
Clyde R. Moore(+)..................................       95,620(3)        253,890           --               *
Gregory M. Langston................................       21,949(3)         21,292           --               *
Gary R. Stevenson..................................       34,183(3)         56,487           --               *
Fred R. Jones......................................       23,219(3)         34,586           --               *
T. Roy Burton......................................       30,208(3)         44,557           --               *
All directors and executive officers as a group (20
  persons).........................................      453,198          806,731            --                2.14
BENEFICIAL OWNERS OF MORE THAN 5% OF COMMON STOCK:
Capital Research and Management Company............    4,770,000(5)         --               --                8.30
Delaware Management Holdings, Inc..................    4,025,734(6)         --               --                6.96
Merrill Lynch & Co., Inc...........................    4,504,667(7)         --               --                7.79
Sanford C. Bernstein & Co., Inc....................    2,987,688(8)         --               --                5.20
Wellington Management Company, LLP.................    3,277,972(9)         --               --                5.67

------------------------

+   also serves as a director

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(1) Stock credits and dividend equivalents are hypothetical investments in Common Stock that are recorded as bookkeeping entries to directors' accounts in the Deferred Fee Plan for Nonemployee Directors. Stock credits do not have voting rights.

(2) An asterisk indicates the person's total interests are less than 1% of the outstanding Common Stock.

(3) Includes shares of restricted stock with respect to which the holders have sole voting power but no dispositive power during the restricted period, as follows: E.H. Drew, 1,600; T.K. Dunnigan, 10,768; J.K. Hauswald, 1,284; D. Jernigan, 83; R.B. Kalich, 400; R.A. Kenkel, 1,200; K.R. Masterson, 1,050; T.C. McDermott, 681; J.-P. Richard, 800; J.L. Stead, 400; W.H. Waltrip, 1,600; C.R. Moore, 50,489; G.M. Langston, 15,002: G.R. Stevenson, 15,929;
    F.R. Jones, 14,498; and T.R. Burton, 16,495.

(4) Includes 1,000 shares held in a family trust of which Mr. Kenkel and his wife are co-trustees and with respect to which Mr. Kenkel shares voting and dispositive power with his wife.

(5) Capital Research and Management Company, 333 South Hope Street, Los Angeles, California 90071, a registered investment adviser, has sole dispositive power as to all shares and no voting power as to any of the shares.

(6) Shares are held by Delaware Management Company, Inc., 2005 Market Street, Philadelphia, Pennsylvania 19103, a registered investment adviser and subsidiary of Delaware Management Holdings, Inc., for the accounts of institutional investors. Of the total number reported above, Delaware Management Holdings, Inc. has sole voting power as to 3,793,539 shares, sole dispositive power as to 3,758,234 shares, shared dispositive power as to 267,500 shares and shared voting power as to 194,458 shares.

(7) Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Asset Management Group), World Financial Center, North Tower, 250 Vesey Street, New York, New York 10381, a registered investment advisor, has shared dispositive power and shared voting power as to all shares.

(8) Sanford C. Bernstein & Co., Inc, 767 Fifth Avenue, New York, New York 10153, a registered investment advisor and broker dealer, has sole dispositive power as to all shares, sole voting power as to 1,407,576 shares and shared voting power as to 196,273 shares.

(9) Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109, a registered investment adviser, has shared dispositive power as to all shares and shared voting power as to 940,472 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    On the basis of reports and representations submitted by the directors and executive officers of the Corporation, all Forms 3, 4 and 5 showing ownership of and changes in ownership of Common Stock were timely filed with the Securities and Exchange Commission as required by Section 16(a) of the Securities Exchange Act of 1934, as amended, except that Gary R. Stevenson, President-Operations/ Administration Group, filed one late Form 5 reporting one transaction.

--------------------------------------------------------------------------------
                         BOARD AND COMMITTEE MEMBERSHIP
--------------------------------------------------------------------------------

BOARD OF DIRECTORS

    The Board, which is elected by the shareholders, is the ultimate decision-making body of the Corporation, except for those matters reserved to the shareholders. The Board establishes broad corporate policy and gives guidance to the Corporation. It selects the senior management team, which is charged with the conduct of the Corporation's business. In 1999, there were nine meetings of the Board and 13 meetings of committees of the Board plus action by unanimous written consent on two occasions. All director nominees attended 100% of the meetings of the Board and committees of which they were members.

COMMITTEES OF THE BOARD OF DIRECTORS

    The four standing committees of the Board are: Audit, Corporate Governance, Executive and Human Resources. Members of each committee, who are elected by the full Board, are named below. The Corporation follows the practice of periodically rotating the membership of all committees and the chairmanship of the Audit, Corporate Governance and Human Resources Committees.

AUDIT COMMITTEE

MEMBERS:                  Jeananne K. Hauswald, Chairman, Ronald B. Kalich Sr., Thomas C.
                          McDermott, Jean-Paul Richard

1999 MEETINGS:            Five

    The primary function of the Audit Committee is to protect the interests of the Corporation's shareholders by assisting senior management and the Board of Directors in fulfilling its oversight responsibilities related to the Corporation's corporate accounting and financial reporting practices and the quality and integrity of the Corporation's financial reports. The Audit Committee is comprised of independent directors as defined in the rules of the New York Stock Exchange. All members of the Audit Committee have a working familiarity with basic finance and accounting practices and are able to read and understand fundamental financial statements, and at least one member has accounting or related financial management expertise. Below is a summary of the Audit Committee duties and responsibilities:

GENERAL

    - Review annually its written charter and publish the charter at least every three years in the Corporation's proxy statement.

    - Report its actions and recommendations to the Board.

    - Meet in separate executive sessions, without members of management present, with the independent auditors and with the internal auditors to discuss matters that it believes should be discussed privately.

    - Conduct or authorize investigations into any matters within its scope of responsibilities.

    - Review any new or proposed accounting or auditing standards from the accounting profession or the Securities and Exchange Commission which are relevant to the Corporation's accounting and internal controls.

INDEPENDENT AUDITORS

    - Recommend the selection of the independent auditors, after duly considering their independence and effectiveness, and review the fees to be paid to the independent auditors.

    - Instruct the independent auditors that they are accountable to the Board of Directors and the Audit Committee.

    - Consult with the independent auditors about internal controls and the fullness and accuracy of the financial statements.

    - Meet with the independent auditors and financial management of the Corporation to review the scope of the annual external audit.

    - Review the coordination of internal and external audit procedures.

INTERNAL AUDIT

    - Review and approve the annual internal audit plan.

    - Review the adequacy of internal audit staff in terms of their number and their qualifications.

    - Review a summary of the findings of completed internal audits and a progress report on executing the approved internal audit plan.

    - Inquire of the internal auditors regarding any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information or to the appropriate level of management authority.

    - Review the appointment, performance, independence and, if appropriate, the replacement of the internal auditors.

FINANCIAL STATEMENTS/INTERNAL CONTROLS

    - Inquire regarding the adequacy, scope and effectiveness of accounting and financial controls and, as warranted, request recommendations for improvements.

    - Review annual financial statements and related notes with management and the independent auditors and discuss the auditors' judgment about the quality, not just the acceptability, of the Corporation's accounting principles as applied to its financial reporting.

    - Each year, after review and discussion of the audited financial statements with management and the independent auditors, recommend to the Board of Directors whether the financial statements should be included in the Corporation's Annual Report on Form 10-K.

    - Each year, beginning with fiscal year 2000, prepare a report to shareholders as required by the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

    - Review the travel and entertainment expenses of all inside directors for compliance with corporate policy.

    A copy of the Audit Committee Charter is attached as Appendix A to this Proxy Statement.

CORPORATE GOVERNANCE COMMITTEE

MEMBERS:                  Kenneth R. Masterson, Chairman, Ernest H. Drew, T. Kevin
                          Dunnigan, Clyde R. Moore

1999 MEETINGS:            Three

    This committee's principal responsibilities are to:

    - review the performance, attendance and maintenance of qualifications of current members of the Board;

    - receive suggestions and make recommendations to the Board concerning candidates for the Board and the slate of director nominees to be submitted to the annual meeting of shareholders;

    - make recommendations to the Board concerning the compensation of nonemployee directors and the retirement policy of the Board;

    - review Board procedures and practices;

    - recommend membership assignments for committees of the Board;

    - review and take action on requests for management personnel to serve on boards of directors of other companies; and

    - consider shareholder suggestions of persons for consideration as candidates for nomination as members of the Board.

    A shareholder should submit the name, biographical data and qualifications of any suggested director candidate to the Secretary of the Corporation. The recommendation should be accompanied by the person's written consent to be named as a candidate and, if nominated and elected, to serve as a director. If a shareholder wishes to nominate at the annual meeting of shareholders a person for election to the Board, the Corporation's Bylaws require that the nomination satisfy certain conditions, including, generally, that written notice be delivered to the Secretary at the Corporation's principal executive offices not less than 120 days prior to the first anniversary of the preceding year's annual meeting of shareholders. A copy of the Bylaws is available from the Secretary upon the request of any shareholder.

EXECUTIVE COMMITTEE

MEMBERS:                  T. Kevin Dunnigan, Chairman, Ernest H. Drew, Robert A. Kenkel,
                          Clyde R. Moore, William H. Waltrip

1999 MEETINGS:            One; action by unanimous written consent on two occasions

    The Executive Committee's function is to act for the Board, to the extent permitted by law, in any situation in which Board action is required and it is not practicable to have a meeting of the Board.

HUMAN RESOURCES COMMITTEE

MEMBERS:                  William H. Waltrip, Chairman, Robert A. Kenkel, Jerre L. Stead

1999 MEETINGS:            Four

    This committee is composed solely of nonemployee directors of the Corporation whose principal responsibilities are to:

    - review compensation programs, employee benefit plans and personnel policies applicable to officers and other members of senior management;

    - review management development and succession programs;

    - review major organization changes and evaluate their impact on senior management succession plans and reward systems, and make recommendations to the Board when Board action is required;

    - make recommendations to the Board on the compensation of the five most highly compensated executive officers;

    - establish annually the performance criteria for the Executive Incentive Plan and certify at the end of each year the extent to which the performance targets are met;

    - perform the administrative functions assigned to the committee by the provisions of the Executive Incentive and the 1993 Management Stock Ownership Plans; and

    - report the results of its actions and findings to the Board and recommend any programs and changes considered desirable.

    The chairman of this committee is responsible for chairing the annual review of the performance of the Chief Executive Officer.

--------------------------------------------------------------------------------
                                  COMPENSATION
--------------------------------------------------------------------------------

DIRECTOR COMPENSATION

FEES

    Nonemployee directors, except Mr. Dunnigan, whose compensation is covered by an agreement described on page 8, receive the following fees:

ANNUAL RETAINER:                                    $  26,000

COMMITTEE CHAIR RETAINER:                           $   3,500

BOARD MEETING FEE:                                  $   2,000

COMMITTEE MEETING FEE:                              $   1,500

    No fees are paid for actions taken by unanimous written consent in lieu of a meeting. Employee directors do not receive any fees for serving as a director of the Corporation or as a member or chairman of any committee of the Board.

BENEFIT PLANS

    THE DEFERRED FEE PLAN FOR NONEMPLOYEE DIRECTORS (the "Deferred Fee Plan") provides for a nonemployee director to defer all or a portion of compensation earned for services as a director. Any amount deferred is valued, in accordance with the director's election, in a hypothetical investment in Common Stock ("Stock Credits") or in one or more of seven mutual funds in the Vanguard Group. Stock Credits fluctuate in value as the value of the Common Stock fluctuates. In addition, to more closely align directors' interests with those of the Corporation's shareholders, nonemployee directors who are first elected after December 3, 1997, and then-current nonemployee directors (except Mr. Dunnigan who does not currently participate in the Deferred Fee Plan in accordance with the terms of his agreement with the Corporation) who chose to convert the accrued cash value of their benefit under the Thomas & Betts Retirement Plan for Nonemployee Directors to Stock Credits, receive an annual grant of Stock Credits having a value of $7,500 as of the last day of the Board year. Additional Stock Credits are credited as dividend equivalents on the payment date and at the same value as dividends declared on the Common Stock. Stock Credits are distributed in shares of Common Stock and mutual fund accounts are distributed in cash upon a director's termination of service.

    THE RETIREMENT PLAN FOR NONEMPLOYEE DIRECTORS was closed to new participants on December 3, 1997. No current directors are eligible to receive a benefit under this plan.

    THE RESTRICTED STOCK PLAN FOR NONEMPLOYEE DIRECTORS provides that each nonemployee director who is elected or re-elected at the annual meeting of shareholders receives an award of 200 restricted shares of Common Stock. A nonemployee director who is elected to fill a vacancy or a newly created directorship in the interim between annual meetings receives an award of a prorated number of restricted shares of Common Stock effective as of the date of election. Shares awarded to a nonemployee director remain restricted until the director's termination of service as a director. Mr. Dunnigan does not currently participate in the plan but will become a participant upon his re-election as a director at the Annual Meeting.

    THE NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN provides that each nonemployee director who is elected or re-elected at the annual meeting of shareholders receives a nonqualified stock option grant for 800 shares of Common Stock. A nonemployee director who is elected to fill a vacancy or a newly created directorship in the interim between annual meetings receives an option grant of a prorated number of shares of Common Stock effective as of the date of election. The option exercise price is the fair market value (average of the high and low sales prices of Common Stock as reported on the

New York Stock Exchange Composite Tape) of a share of Common Stock on the date the option is granted. Each option grant is fully vested and exercisable on the date it is granted and has a term of ten years, subject to earlier expiration in the event the director's membership on the Board terminates due to retirement, disability, death, or for any other reason. Mr. Dunnigan does not currently participate in this plan but will become a participant upon his re-election as a director at the Annual Meeting.

TRANSACTIONS WITH NONEMPLOYEE DIRECTORS

    The Corporation entered into an agreement with Mr. Dunnigan effective February 5, 1997 (the "Agreement") in connection with Mr. Dunnigan's desire to relinquish the title of Chief Executive Officer and to retire as an employee of the Corporation. In recognition of Mr. Dunnigan's long and valued service to the Corporation, including 12 years as Chief Executive Officer, the Agreement provided for the grant to Mr. Dunnigan on February 5, 1997 of a stock option for 26,170 shares, a restricted stock award of 14,091 shares that vested on February 4, 2000, and a special stock award of 32,302 shares to be distributed in three substantially equal installments on May 7, 1998, May 7, 1999 and May 7, 2000, subject to his compliance with covenants as to confidential information and competitive conduct; an incentive cash bonus in March 1998 under the Executive Incentive Plan as if he had served as Chief Executive Officer of the Corporation for the entire fiscal year 1997; and retirement benefits under the Executive Retirement Plan, described on page 12, attributable to a retirement age of 60.

    The Agreement further provides for Mr. Dunnigan's post-retirement service as Chairman of the Board for a term ending May 3, 2000 at an annual rate of no less than $500,000 per year and perquisites consisting of membership fees in a golf club in Memphis, Tennessee, that is used in part for Corporation business, and an automobile allowance. Mr. Dunnigan has undertaken to devote his knowledge, skill, attention and energies to the performance of the duties of Chairman of the Board, to perform projects that are assigned by the Board or requested by the Chief Executive Officer, and to refrain from engaging in any business, service or employment without the prior consent of the Board. No other fees, stock awards, retirement benefits or other compensation will be paid to Mr. Dunnigan for serving as a member of the Board or any committee of the Board during the term of the Agreement. The change-of-control provisions described on page 12 also apply to this Agreement.

LEGAL PROCEEDINGS

    On February 16, 2000, certain shareholders of the Corporation filed a purported class-action suit in the United States District Court for the Western District of Tennessee against the Corporation, Clyde R. Moore and Fred R. Jones. The complaint alleges fraud and violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 thereunder. The plaintiffs allege that purchasers of the Common Stock between April 28, 1999 and December 14, 1999 were damaged when the market value of the stock dropped by nearly 29% on December 15, 1999. The plaintiffs allege generally that the defendants artificially inflated the market value of the Common Stock by a series of misleading statements or by failing to disclose certain adverse information. An unspecified amount of damages is sought. At this time, the Corporation is investigating the allegations, and is unable to predict the outcome of this litigation and its ultimate effect, if any, on the financial condition of the Corporation. However, the Corporation believes that there are meritorious defenses to the claims and intends to vigorously defend against the allegations. Mr. Moore and Mr. Jones may be entitled to indemnification from the Corporation.

EXECUTIVE COMPENSATION

    SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. The following table shows, for the fiscal years ended January 2, 2000, January 3, 1999 and December 28, 1997, the cash compensation paid by the Corporation as well as other compensation paid for those years to the Named Executive Officers in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                ANNUAL COMPENSATION                      AWARDS
                                       -------------------------------------  ----------------------------
                                                                  OTHER       RESTRICTED     SECURITIES
                                                                 ANNUAL          STOCK       UNDERLYING        ALL OTHER
         NAME AND                       SALARY                COMPENSATION      AWARDS      OPTIONS/SARS     COMPENSATION
    PRINCIPAL POSITION        YEAR        ($)     BONUS ($)        ($)          ($)(1)       GRANTED(#)         ($)(2)
--------------------------  ---------  ---------  ---------  ---------------  -----------  ---------------  ---------------
Clyde R. Moore............       1999    685,000    194,006        --            647,530          35,550          29,412
  President and                  1998    654,000    207,514        --            670,806          25,088          46,031
  Chief Executive Officer        1997    600,000    537,000        --            644,663         126,170          38,330
Gregory M. Langston.......       1999    275,000    154,116        --            213,988           9,596          11,374
  Group President-               1998    250,000     13,750        --            208,258           7,788          10,575
  International                  1997    220,000     29,542        --            152,485           6,189           9,616
Gary R. Stevenson.........       1999    300,000     42,483        --            211,013          10,556          16,440
  President-Operations/          1998    275,000     61,080        --            229,064           8,567          17,549
  Administration Group           1997    257,000    161,011        --            200,110           8,124          15,765
Fred R. Jones.............       1999    275,000     38,943        --            192,568           9,596          15,228
  Vice President-                1998    261,000     57,971        --            208,258           7,788          20,356
  Chief Financial Officer        1997    244,000    152,866        --            181,948           7,385          19,378
T. Roy Burton.............       1999    300,000     10,626        --            235,068          10,556          12,259
  President-Electronics/         1998    273,000     15,015        --            229,064           8,567          10,953
  OEM Group                      1997    255,000    151,674        --            200,110           8,124          10,394

------------------------

(1) Fair market value (the average of the high and low stock prices for the day) of shares awarded on the date of grant. Dividends are paid to the recipients of restricted stock awards at the same time and at the same rate as paid to all shareholders. The number and value of the aggregate restricted stock holdings as of January 2, 2000, based on the closing market price of the Common Stock on December 31, 1999 of $31.875, are as follows:

C.R. Moore...............................................     42,836  $1,365,398
G.M. Langston............................................     12,562     400,414
G.R. Stevenson...........................................     13,952     444,720
F.R. Jones...............................................     12,702     404,876
T.R. Burton..............................................     14,518     462,761

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(2) The amounts reported in 1999 for C.R. Moore, G.M. Langston, G.R. Stevenson, F.R. Jones and T.R. Burton include matching contributions by the Corporation to a 401(k) plan in the amounts of $5,624, $7,243, $8,199, $7,786 and
    $6,896, respectively; matching contributions by the Corporation to a nonqualified savings plan in the amounts of $16,004, zero, $4,447, $956 and zero, respectively; and premiums paid by the Corporation in the amounts of $7,753, $4,130, $3,793, $6,485 and $5,362, respectively, for group term life insurance and whole life insurance having an aggregate face value equal to 1 1/2 times each person's annual base salary and average bonus ("Life Insurance").

    The amounts reported in 1998 for C.R. Moore, G.M. Langston, G.R. Stevenson, F.R. Jones and T.R. Burton include matching contributions by the Corporation to a 401(k) plan in the amounts of $6,810, $6,642, $5,852, $6,941 and
    $5,845, respectively; matching contributions by the Corporation to a nonqualified savings plan in the amounts of $31,837, zero, $8,084, $7,238 and zero, respectively; and premiums paid by the Corporation in the amounts of $7,384, $3,933, $3,612, $6,177 and $5,107, respectively, for Life
    Insurance.

    The amounts reported in 1997 for C.R. Moore, G.M. Langston, G.R. Stevenson, F.R. Jones and T.R. Burton include matching contributions by the Corporation to a 401(k) plan in the amounts of $5,836, $5,510, $6,325, $6,400 and
    $5,530, respectively; matching contributions by the Corporation to a nonqualified savings plan in the amounts of $25,461, zero, $6,000, $5,904 and zero, respectively; and premiums paid by the Corporation in the amounts of $7,033, $4,106, $3,440, $7,086 and $4,864, respectively, for Life
    Insurance.

    STOCK OPTION GRANTS. The following table contains information concerning the grant of stock options under the Corporation's 1993 Management Stock Ownership Plan to the Named Executive Officers during the last fiscal year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                               ----------------------------------------------------------------     VALUE AT ASSUMED
                                  NUMBER OF      PERCENT OF TOTAL                                ANNUAL RATES OF STOCK
                                 SECURITIES        OPTIONS/SARS                                    PRICE APPRECIATION
                                 UNDERLYING         GRANTED TO        EXERCISE OR                  FOR OPTION TERM(3)
                                OPTIONS/SARS       EMPLOYEES IN       BASE PRICE    EXPIRATION   ----------------------
            NAME                GRANTED(#)(1)       FISCAL YEAR        ($/SH)(2)       DATE       5% ($)      10% ($)
-----------------------------  ---------------  -------------------  -------------  -----------  ---------  -----------

C.R. Moore...................        35,550               4.52             42.50      02-03-09     950,181    2,407,946
G.M. Langston................         9,596               1.22             42.50      02-03-09     256,482      649,976
G.R. Stevenson...............        10,556               1.34             42.50      02-03-09     282,141      715,001
F.R. Jones...................         9,596               1.22             42.50      02-03-09     256,482      649,976
T.R. Burton..................        10,556               1.34             42.50      02-03-09     282,141      715,001

------------------------

(1) Options become exercisable in three equal annual installments beginning February 3, 2000.

(2) Based on the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape on the date of grant. The exercise price may be paid in cash or by tendering shares of Common Stock valued at the closing price reported on the NYSE Tape for the day immediately preceding the date of exercise.

(3) The dollar amounts under these columns are the result of calculations at the arbitrary rates of 5% and 10% set by the Securities and Exchange Commission and are not forecasts of the value of the Common Stock.

    STOCK OPTION EXERCISES. The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED                  IN-THE-MONEY
                                     SHARES                        OPTIONS/SARS AT                   OPTIONS/SARS AT
                                   ACQUIRED ON     VALUE         FISCAL YEAR END(#)               FISCAL YEAR END($)(2)
                                    EXERCISE     REALIZED   -----------------------------  ------------------------------------
              NAME                     (#)        ($)(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE       UNEXERCISABLE
--------------------------------  -------------  ---------  ------------  ---------------  -------------  ---------------------
C.R. Moore......................       --           --          191,613          94,339          6,047                  0
G.M. Langston...................       --           --           13,434          16,851              0                  0
G.R. Stevenson..................       --           --           47,404          18,975          9,063                  0
F.R. Jones......................       --           --           26,329          17,250              0                  0
T.R. Burton.....................       --           --           35,474          18,975              0                  0

------------------------

(1) Fair market value on the date of exercise of shares covered by options exercised, less exercise price.

(2) Fair market value of in-the-money option shares on December 31, 1999 ($31.78125), less option exercise price. These values have not been realized and no assurance can be given that these values will be realized.

    PENSION PLAN TABLE. The following table shows the estimated annual retirement benefits payable to the Named Executive Officers under the Thomas & Betts Pension Plan, the Thomas & Betts Pension Restoration Plan and the
Thomas & Betts Corporation Executive Retirement Plan, prior to offset as described below, assuming they retire at age 55 (age 50 if employment commenced prior to December 1, 1997) with the indicated levels of remuneration and years of credited service classifications.

                                               YEARS OF SERVICE
                  ---------------------------------------------------------------------------
REMUNERATION($)       5         10         15         20         25         30         35
 --------------   ---------  ---------  ---------  ---------  ---------  ---------  ---------
        200,000      25,000     50,000     75,000    100,000    115,000    130,000    145,000
        300,000      37,500     75,000    112,500    150,000    172,500    195,000    217,500
        400,000      50,000    100,000    150,000    200,000    230,000    260,000    290,000
        500,000      62,500    125,000    187,500    250,000    287,500    325,000    362,500
        600,000      75,000    150,000    225,000    300,000    345,000    390,000    435,000
        700,000      87,500    175,000    262,500    350,000    402,500    455,000    507,500
        800,000     100,000    200,000    300,000    400,000    460,000    520,000    580,000
        900,000     112,500    225,000    337,500    450,000    517,500    585,000    652,500
      1,000,000     125,000    250,000    375,000    500,000    575,000    650,000    725,000

    The remuneration specified in the Pension Plan Table includes salary and bonus as reported in the Summary Compensation Table. The annual retirement benefits are based on the annualized average during the 60 consecutive month period which provides the highest average for the participant. The Named Executive Officers have the number of years of credited service listed below.

                                                                                    YEARS OF
NAME                                                                            CREDITED SERVICE
----------------------------------------------------------------------------  ---------------------
C. R. Moore.................................................................               15
G.M. Langston...............................................................                5
G. R. Stevenson.............................................................               14
F. R. Jones.................................................................                5
T. R. Burton................................................................                6

    Retirement benefits shown in the Pension Plan Table have been computed on a 10-year certain and life annuity basis and are subject to offset for benefits payable under certain prior employer's retirement programs.

    EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-OF-CONTROL ARRANGEMENTS FOR EXECUTIVES. The Corporation has an agreement with each of the Named Executive Officers providing for continuation of employment for a term of three years following any change of control of the Corporation. Each agreement provides for compensation to be continued during the three-year term at least at the same level that existed prior to the time of a change of control, provided the person continues employment, leaves employment for good reason, or is terminated without cause. Events that constitute leaving employment for good reason are: the assignment of duties inconsistent with the person's position; the diminution of the person's position, authority, duties or responsibilities; failure to provide compensation or benefits specified in the agreement; relocation to an office that is 35 miles or more from the location where the person was employed immediately prior to the change of control; or failure to require any successor to the Corporation to assume and agree to perform the agreement.

    A person's employment may be terminated for cause, which is an act or acts of dishonesty intended to result in substantial personal enrichment, willful violations of the person's duty to perform responsibilities under the agreement, or conviction of a felony. Each agreement also provides for immediate vesting of stock options and lapse of restrictions on restricted stock awards if the person's employment is terminated following a change of control.

    Generally, a "change of control" will be deemed to have occurred if (i) any person, including a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of 25% or more of the outstanding voting securities of the Corporation or (ii) a majority of the Board ceases for any reason to be members of the "Incumbent Board." The Incumbent Board means a director who was a director of the Corporation as of the date of each employment agreement as well as any person whose election or nomination after such date was approved by at least 75% of the vote of the then Incumbent Board.

TRANSACTIONS WITH MANAGEMENT

    The Corporation has made a loan to Mr. Roy Burton, President--Electronics/OEM Group, to assist him in the purchase of a residence in the Memphis area. The loan is for a period ending June 30, 2000 at an interest rate of 6.5%. The highest balance of such loan outstanding during the period January 4, 1999 through March 29, 2000 was $110,000 and the balance of such loan outstanding at March 29, 2000 is $110,000.

--------------------------------------------------------------------------------
                           HUMAN RESOURCES COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

EXECUTIVE COMPENSATION PHILOSOPHY

    The executive compensation program is designed to align shareholder and management interests, to balance the focus on annual performance targets with actions needed for the long-term success of the Corporation, and to attract, motivate, and retain key executives.

        (a) PAY POSITIONING: The Corporation positions total direct compensation (i.e., base salary, annual incentive, and long-term incentive gain opportunity) at the median of general industry companies, a high percentage of which are represented in the S&P 400. This is a much broader group than the electrical/electronics companies that make up the Thomas & Betts Peer Group Index shown in the performance graph that follows this report. Since electrical/electronics compensation levels are generally consistent with general industry levels (where pay and performance data is more easily accessible), the committee believes that general industry companies represent an appropriate comparative framework. The annual and long-term incentive components of compensation are sufficiently variable so that there should be a strong relationship between total return to shareholder performance and actual total direct compensation levels over time.

        (b) PAY MIX: Like total direct compensation, each component is positioned at the median of general industry companies.

           (i) BASE SALARY: Base salaries are set by periodic comparison to external rates of pay for comparable positions within general industry and are targeted at the 50th percentile for such positions. Individual salaries are considered for adjustment annually; adjustments are based upon general movement in salary levels in general industry, individual performance and potential, and changes in duties and responsibilities. Actual salaries may range from 20% below to 20% above targeted salary levels. As a group, the average of the Named Executive Officers' base salaries in 1999 was below the targeted level.

           (ii) ANNUAL INCENTIVE: Annual incentives are based upon actual performance compared to established corporate and operating group performance goals. Annual incentives range between 30% and 70% of base salary for median performance and provide a maximum payout of between 60% and 140% of base salary for superior performance. Annual bonus opportunities are targeted to be at the 50th percentile for general industry when performance is at the 50th percentile and at the 75th percentile for general industry when performance is at that level. For the Chief Executive Officer and other corporate staff executive officers, the annual incentive for 1999 is based 50% on return on equity (ROE) relative to the S&P 400 and 50% on earnings per share (EPS) growth. ROE and EPS attainment was below the mid-point of the performance range, resulting in a combined payout below mid-point to these executives. For the group executive officers named in the Summary Compensation Table, the annual incentive payment for 1999 was based on corporate ROE (12 1/2% weighting), EPS (12 1/2%), and the performance of that officer's group on income (50%) and cash flow (25%). As a group, the average of the executive officers' incentive payments for fiscal year 1999 was 20% of base salary.

           (iii) LONG-TERM INCENTIVES: Long-term incentive awards are made in the form of stock options and restricted stock awards, which are typically granted annually. Combined stock option and restricted stock awards are targeted to provide an expected value at grant date approximately at the 50th percentile for general industry, according to a mix predetermined by the committee. For executive officers, the expected value of grants ranges from 119% to 177% of base salary. Individual grants may vary based on the committee's assessment of individual performance and potential. As a group, the average of the Named Executive Officers' annual long-term incentive awards in 1999 was 131% of base salary. In determining stock option and restricted stock awards, the committee does not consider the amount of options and restricted stock granted in prior years. Options are granted at fair market value on the date of grant, have a term of ten years, and vest over a three-year period at the rate of one-third per year. Restricted stock vests at the end of three years.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. Moore's 1999 base salary was $685,000, which was 4.75% over the prior year. This placed his base salary below the median of salaries paid to chief executive officers in general industry companies of comparable size. The committee based this increase on the performance of the Corporation in 1998 and comparability with other positions within general industry at the 50th percentile.

    Mr. Moore's target annual incentive was 70% of base salary in 1999, and the maximum incentive was 140% of base salary. The Corporation's 1999 return on equity, before special charges, was 14.06%, which was below the mid-point of the performance range, and earnings per share was $2.56, which was also below the mid-point of the performance range. Together these resulted in Mr. Moore receiving an annual incentive of $194,006. Mr. Moore was granted a stock option for 35,550 shares and a restricted stock award for 15,326 shares. As in previous years, the committee targeted the expected value of the stock option and restricted stock awards to Mr. Moore to be at the 50th percentile of general industry according to a mix predetermined by the committee.

POLICY REGARDING EXECUTIVE COMPENSATION DEDUCTIBILITY

    The Corporation's policy is to design and administer compensation plans that support the achievement of long-term strategic objectives and enhance shareholder value. Performance-based compensation is a significant part of executive compensation, and it is the Corporation's policy to take all reasonable action to maximize the deductibility of such compensation.

    The Executive Incentive Plan ("EIP") and the 1993 Management Stock Ownership Plan ("MSOP") were approved by the shareholders, and incentive payments under the EIP and stock options granted under the MSOP qualify as performance-based compensation that is not subject to a limit on deductibility. Base salary and the value of restricted stock awards do not qualify as performance-based compensation under the Code, but it is unlikely in the foreseeable future that such amounts, as calculated under the Code, that are paid to any executive other than the Chief Executive Officer will exceed the deductibility limit.

                          William H. Waltrip, Chairman
                                Robert A. Kenkel
                                 Jerre L. Stead

March 3, 2000

--------------------------------------------------------------------------------
                               PERFORMANCE GRAPH
--------------------------------------------------------------------------------

    The graph set forth below provides comparisons of the yearly percentage change in the cumulative total shareholder return on the Common Stock with the cumulative total return for the five years ended December 31, 1999 of the Standard & Poor's ("S&P") 500 Stock Index and a Thomas & Betts self-constructed peer group index.

    The Thomas & Betts Peer Group Index consists of 14 companies whose businesses are representative of the Corporation's business segments. The companies in the index are: Avnet, Inc., Benchmark Electronics, Inc., CommScope, Inc. (effective as of its public offering in the fourth quarter of 1997), Cooper Industries, Inc., Emerson Electric Co., W.W. Grainger, Inc., Hubbell Incorporated (Class B shares), Kent Electronics Corporation, MagneTek, Inc., Methode Electronics, Inc. (Class A shares), Molex Incorporated, Oak Industries Inc. (merged into Corning Incorporated on January 28, 2000), Raychem Corporation (until August 1999 when it was acquired by Tyco International Ltd.) and Robinson Nugent, Inc.

    The Peer Group Index has been weighted in accordance with each company's market capitalization (closing stock price multiplied by the number of shares outstanding) as of the beginning of each quarter of each of the five years covered by the performance graph. The weighted return for each quarter was calculated by summing the products obtained by multiplying (i) the percentage that each company's market capitalization represents of the total market capitalization for all companies in the index for each such quarter by (ii) the total shareholder return for that company for each such quarter.

[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

                                   DEC-94     DEC-95     DEC-96     DEC-97     DEC-98     DEC-99
THOMAS & BETTS CORPORATION          $100       $114       $141       $153       $144       $109
S&P 500-REGISTERED TRADEMARK-       $100       $138       $169       $226       $290       $351
T&B PEER GROUP INDEX                $100       $128       $158       $188       $191       $210
  (14 COMPANIES)

    The Performance Graph presented above should not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

--------------------------------------------------------------------------------
                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

    The Board of Directors currently consists of 12 members. Eleven are independent directors and one is a member of management. At the Annual Meeting 11 directors are to be elected, each to hold office for the term of one year and until a successor is elected and qualified. The 11 nominees identified below were recommended by the Corporate Governance Committee and are all currently Board members. Shares represented by proxies that are returned properly signed will be voted for the nominees unless the shareholder indicates on the proxy that authority to vote the shares is withheld for one or more or for all of the nominees listed. A proxy cannot be voted for a greater number of persons than the 11 nominees named below. Directors are elected by a plurality of the votes cast. Shares not voted, whether by withholding or broker non-vote, have no effect on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. Should a nominee become unable to serve as a director, the proxy will be voted for the election of a substitute nominee who will be designated by the Board or, if no substitute nominee is named, the number of directorships will be reduced accordingly.

    Following is information on the principal occupation and employment during the past five years of each director nominee, positions and offices with the Corporation, and membership on other boards of directors.

                      ERNEST H. DREW, 62
[PHOTO1]              DIRECTOR SINCE 1989
                      Private investor (1998 to present). Chief Executive Officer (1997) of
                      Industries and Technology Group (power generation, commercial nuclear power, governmental and environmental services, transport temperature control and process control systems), Westinghouse Electric
                      Corporation. Member of the Board of Management (1995 to 1997) of
                      Hoechst A.G. (chemicals, pharmaceuticals, fibers and plastics).
                      Chairman (1994 to 1995), Chief Executive Officer (1988 to 1995) of
                      Hoechst Celanese Corporation. Director of Ashland, Inc.,
                      Johns-Manville Corporation, Public Service Enterprise Group
                      Incorporated and Unique Mobility Inc.

                      T. KEVIN DUNNIGAN, 62
[PHOTO2]              DIRECTOR SINCE 1975
                      Chairman of the Board (1992 to present), Chief Executive Officer (1985 to 1997), President (1980 to 1994), Chief Operating Officer (1980 to
                      1985), Executive Vice President-Electrical (1978 to 1980), Vice
                      President-T&B/ Thomas & Betts (1976 to 1978) and President (1974 to
                      1976) of The Thomas & Betts Co. Division of the Corporation. Director
                      of C. R. Bard, Inc. and PRO MACH, Inc.

                      JEANANNE K. HAUSWALD, 55
[PHOTO3]              DIRECTOR SINCE 1993
                      Managing Director (1998 to present) of Solo Management Group, LLC
                      (corporate financial and investment management consultants). Vice
                      President and Treasurer (1993 to 1998) and Vice President-Human
                      Resources (1989 to 1993) of The Seagram Company Ltd. (beverages and entertainment/ communications). Member of the Advisory Board of DSFX
                      International L.L.C.

                      DEAN JERNIGAN, 54
[PHOTO4]              DIRECTOR SINCE 1999
                      Chairman, Chief Executive Officer and President (1984 to present) of
                      Storage USA, Inc. (a self storage real estate investment trust).

                      RONALD B. KALICH SR., 52
[PHOTO5]              DIRECTOR SINCE 1998
                      President and Chief Executive Officer (November 1999 to present) of
                      National-Standard Company (a manufacturer and distributor of a wide range of wire and wire-related products and fabricated filters and inflator housing for the automotive air bag industry). President and
                      Chief Executive Officer (1994 to November 1999) of Getz Bros. &
                      Co., Inc. (international marketer and distributor of a wide variety of medical, industrial and consumer goods). Director of The
                      Carbide/Graphite Group, Inc. and National-Standard Company.

                      ROBERT A. KENKEL, 65
[PHOTO6]              DIRECTOR SINCE 1994
                      Private investor (1996 to present). Business consultant (1990 to
                      1996). Chairman, Chief Executive Officer and Chief Operating Officer
                      (1988 to 1990) of The Pullman Co. (automotive, aerospace and industrial components and products).

                      KENNETH R. MASTERSON, 56
[PHOTO7]              DIRECTOR SINCE 1995
                      Executive Vice President, General Counsel and Secretary (1998 to
                      present) of FedEx Corporation (formerly FDX Corporation)
                      (transportation services). Executive Vice President, General Counsel and Secretary (1996 to 1998), Senior Vice President, General Counsel
                      and Secretary (1993 to 1996) of Federal Express Corporation (express delivery services). Director of Accredo Health, Incorporated, Federal
                      Express Corporation and RPS, Inc.

                      CLYDE R. MOORE, 46
[PHOTO8]              DIRECTOR SINCE 1993
                      Chief Executive Officer (1997 to present), President (1994 to present), Chief Operating Officer (1994 to 1997), and
                      President-Electrical Division (1992 to 1994) of the Corporation.
                      President and Chief Operating Officer (1990 to 1992) of FL
                      Industries, Inc. (electrical components) and President (1985 to 1992)
                      of its American Electric Division prior to its acquisition by the
                      Corporation. Director of The Kroger Company.

                      JEAN-PAUL RICHARD, 57
[PHOTO9]              DIRECTOR SINCE 1996
                      Chairman and Chief Executive Officer (1998 to present) of PRO
                      MACH, Inc. (industrial food processing and packaging equipment).
                      Private investor (1997 to 1998). President and Chief Executive Officer
                      (1996 to 1997) of AGCO Corporation (agricultural equipment). President and Chief Executive Officer (1993 to 1996) of Insituform
                      Technologies, Inc. (trenchless technologies for the rehabilitation and improvement of sewer, water, gas and industrial pipes).

                      JERRE L. STEAD, 57
[PHOTO10]             DIRECTOR SINCE 1998
                      Chairman (1996 to present) and Chief Executive Officer (1996 to March
                      2000) of Ingram Micro Inc. (distributor of technology products and services). Chairman and Chief Executive Officer (1995) of Legent
                      Corporation (software products and related services). Executive Vice
                      President (1993 to 1995) of AT&T Corporation (communication services).
                      Chairman and Chief Executive Officer (1993 to 1995) of AT&T Global
                      Information Solutions (formerly NCR) (computing and communications).
                      Director of American Precision Industries Inc., Armstrong World
                      Industries, Inc. and Conexant Systems, Inc.

                      WILLIAM H. WALTRIP, 62
[PHOTO11]             DIRECTOR SINCE 1983
                      Chairman (1993 to present) and Chief Executive Officer (1993 to 1995)
                      of Technology Solutions Company (services and resources to design, develop and implement large-scale computer systems). Chairman (1996 to
                      1998) and Chief Executive Officer (1996) of Bausch & Lomb Incorporated
                      (contact lens, lens-care and eyewear products). Director of Bausch &
                      Lomb Incorporated, Teachers Insurance and Annuity Association, and
                      Technology Solutions Company.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

--------------------------------------------------------------------------------
                                 PROPOSAL NO. 2
                          RATIFICATION OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

    The independent public accounting firm for the Corporation in fiscal year 1999 was KPMG LLP ("KPMG"). The Board, upon the recommendation of the Audit Committee, has appointed this firm, subject to ratification by the shareholders, to audit the financial statements of the Corporation for the fiscal year 2000 and until the 2001 annual meeting of shareholders. KPMG has audited the Corporation's financial statements annually since 1969, is considered to be well qualified, and has no financial interest, direct or indirect, in the Corporation or any subsidiary of the Corporation. If the shareholders do not ratify this appointment, the Audit Committee and the Board will consider the appointment of another independent public accounting firm.

    Representatives of KPMG will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions.

    Ratification of the appointment of KPMG will require that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no impact on the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

--------------------------------------------------------------------------------
                          DEADLINES FOR SUBMISSION OF
          PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS
--------------------------------------------------------------------------------

PROXY STATEMENT PROPOSALS

    Shareholder proposals intended to be included in the Proxy Statement and form of proxy for the Annual Meeting of Shareholders to be held in 2001, in addition to meeting certain eligibility requirements established by the Securities and Exchange Commission, must be in writing and received by the Secretary at the Corporation's principal executive offices on or prior to November 28, 2000. Alternative notice deadlines apply if the date of the annual meeting differs by more than 30 days from the date of the previous year's annual meeting.

NOMINATION OF DIRECTORS AND OTHER BUSINESS FOR PRESENTATION AT THE ANNUAL
  MEETING

    Shareholders who wish to present director nominations or other business at the annual meeting of shareholders to be held in 2001 must give notice to the Secretary at the Corporation's principal executive offices on or prior to January 3, 2001. The Corporation's Bylaws specify the information to be included in this shareholder's notice. A shareholder may obtain a copy of the Bylaws by making a written request to the Secretary.

                                          By Order of the Board of Directors,

                                          [SIG]

                                          JERRY KRONENBERG, SECRETARY

Memphis, Tennessee
March 29, 2000

                                                                      APPENDIX A

                           THOMAS & BETTS COPORATION
                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                             (as of March 3, 2000)

I.  FUNCTION

    The primary function of the Audit Committee is to protect the interests of the Corporation's shareholders by assisting senior management and the Board of Directors in fulfilling its oversight responsibilities related to the Corporation's corporate accounting and financial reporting practices and the quality and integrity of the Corporation's financial reports. Key components of this responsibility include:

    - Facilitating and maintaining an open avenue of communication among the Board of Directors, the Audit Committee, management, the independent auditors and the internal audit staff or internal audit service provider.

    - Serving as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

    - Reviewing and appraising the efforts of the independent auditors.

    - Providing direction to and oversight of the internal audit function.

II.  ORGANIZATION/COMPOSITION

    The Audit Committee will be comprised of three or more directors as determined by the Board, each of whom shall be an independent director as defined in the rules, as amended from time to time, of the New York Stock Exchange. The members will be free from any financial, family or other material personal relationship that, in the opinion of the Board, would interfere with the exercise of his or her independence from management and the Corporation. All members of the Audit Committee will have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements, and at least one member shall have accounting or related financial management expertise.

III.  MEETINGS

    The Audit Committee will meet at least three times annually and, unless otherwise directed by the Committee Chairperson, such meetings will be held in February, June and December. Additional meetings may be scheduled as circumstances dictate and may be conducted in person or by electronic means. The Chief Financial Officer should confer with the Committee Chairperson prior to scheduled committee meetings to finalize the meeting agenda. The Audit Committee members will have sole discretion in determining the meeting attendees and agenda.

IV.  RESPONSIBILITIES AND DUTIES

    The Audit Committee believes its policies and procedures should remain flexible in order to best respond to changing conditions and to provide reasonable assurance to the Board that the accounting and reporting practices of the Corporation are in accordance with requirements.

    The Audit Committee will fulfill its duties and responsibilities as follows:

    A.  GENERAL

       - Recommend that the full Board adopt a formal written charter and that it be reviewed annually by the Audit Committee. This charter shall be disclosed publicly at least every three years by being published in the Corporation's proxy statement or as otherwise required by law.

       - Maintain minutes or other records of meetings and activities.

       - Report committee actions to the Board with such recommendations as the Audit Committee may deem appropriate.

       - As part of executing its responsibility to foster open communication, the Audit Committee will meet in separate executive sessions, without members of management present, with the independent auditors and with the internal auditors to discuss matters that the Audit Committee or either of these groups believes should be discussed privately.

       - Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation and will report its findings to the Board.

       - Review any new accounting or auditing standards adopted by the accounting profession or the Securities and Exchange Commission and any proposed new accounting standards publicly released for comment which are relevant to the Corporation's accounting and internal controls.

    B.  INDEPENDENT AUDITORS

       - Recommend to the Board the selection of the independent auditors, after duly considering their independence and effectiveness, and review the fees to be paid to the independent auditors. Annually, the Audit Committee will ensure that a formal statement is received from the independent auditor delineating all relationships between the auditor and the Corporation or any other relationships which may adversely affect the independence of the auditor. The Audit Committee will evaluate and discuss with the independent auditors all such information in order to determine the auditor's independence and objectivity.

       - Instruct the independent auditors that they are accountable to the Board of Directors and the Audit Committee.

       - Exercise responsibility, on behalf of the Board, for the selection, evaluation and, where warranted, the replacement of the independent auditors.

       - Consult with the independent auditors out of management's presence about internal controls and the fullness and accuracy of the financial statements.

       - Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed external audit for the current year. The external audit engagement terms shall include a requirement that the independent auditors inform the Audit Committee of any significant changes in the independent auditors' original audit plan and that the independent auditors conduct a SAS 71 Interim Financial Review prior to the Corporation's filing of each quarterly report on Form 10-Q and notify the Audit Committee of any issue requiring its attention.

       - Review the coordination of internal and external audit procedures to promote both an effective use of resources and a complete but nonredundant audit.

    C. INTERNAL AUDIT

       - Review and approve the annual internal audit plan and any significant changes to it.

       - Review the adequacy of internal audit staff in terms of their number and their qualifications.

       - Review a summary of the findings of completed internal audits and a progress report on executing the approved internal audit plan.

       - Inquire of the internal auditors regarding any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information or to the appropriate level of management authority.

       - Review the appointment, performance, independence and, if appropriate, the replacement of the internal auditors.

    D.  FINANCIAL STATEMENTS/INTERNAL CONTROLS

       - Inquire of the Corporate Controller regarding the adequacy, scope and effectiveness of accounting and financial controls and, as warranted, request recommendations for improvements.

       - Review annual financial statements and related notes with management and the independent auditors to determine that each is satisfied with the disclosure and content of the financial statements, including the nature, quality and extent of any significant changes in accounting principles.

       - In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Corporation's financial reporting processes and system of internal controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

       - Discuss with the independent auditors the auditors' judgment about the quality, not just the acceptability, of the Corporation's accounting principles as applied to its financial reporting.

       - Each year, after review and discussion of the audited financial statements with management and the independent auditors, recommend to the Board of Directors whether the financial statements should be included in the Corporation's Annual Report on Form 10-K.

       - Each year prepare a report to shareholders as required by the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

       - Review the travel and entertainment expenses of all inside Board members for compliance with corporate policy.

    E.  LEGAL

        Review with the General Counsel any legal matters that may have a significant impact on the Corporation's financial statements.

/X/ Please mark your
    votes as in this
    example.


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

                  FOR  WITHHELD
1.  Election of   / /    / /     Nominees: 01 E.H. Drew, 02 T.K. Dunnigan,
    Directors.                   03 J.K. Hauswald, 04 D. Jernigan,
                                 05 R.B. Kalich Sr., 06 R.A. Kenkel,
                                 07 K.R. Masterson, 08 C.R. Moore,
                                 09 J.P. Richard, 10 J.L. Stead, 11 W.H. Waltrip

For, except vote withheld from the following nominee(s):

--------------------------------------------------------

                                                  FOR    AGAINST    ABSTAIN
2.  Ratification of Appointment of Independent
    Public Accountants.                           / /      / /        / /


    Discontinue future mailing of duplicate Annual Reports.           / /

    Check box for change of address.                                  / /


PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


----------------------------------------------------

----------------------------------------------------
 SIGNATURE(S)                            DATE

-------------------------------------------------------------------------------
                           FOLD AND DETACH HERE





Thomas & Betts Corporation encourages you to take advantage of two new cost-effective and convenient ways to vote your shares.

You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or over the Internet. Your telephone or Internet vote must be received by 12:00 midnight New York time on May 2, 2000. Your telephone or Internet vote authorizes the Proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:          ON A TOUCH-TONE TELEPHONE, DIAL 1-877-779-8683 FROM
                        THE U.S. AND CANADA OR DIAL 001-1-201-536-8073 FROM
                        OTHER COUNTRIES. You will be asked to enter the Voter
                        Control Number located in the box just below the perforation on the proxy card. Then follow the instructions.

                                       OR

VOTE BY INTERNET:       POINT YOUR BROWSER TO THE WEB ADDRESS:
                        http://www.eproxyvote.com/TNB
                        Click on the "PROXY VOTING" icon. You will be asked to enter the Voter Control Number located in the box just below the perforation on the proxy card. Then follow the instructions.

                                       OR

VOTE BY MAIL:           Mark, sign and date your proxy card and return it in
                        the envelope provided. If you are voting by telephone or the Internet, please do not mail your proxy card.

                         THOMAS & BETTS CORPORATION
               SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           ANNUAL MEETING OF SHAREHOLDERS--MAY 3, 2000--10:00 A.M.
              WINEGARDNER AUDITORIUM, DIXON GALLERY AND GARDENS
                    4339 PARK AVENUE, MEMPHIS, TENNESSEE


YOUR SHARES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS YOU INDICATE OTHERWISE IN WHICH CASE THEY WILL BE VOTED AS MARKED. THE UNDERSIGNED HEREBY APPOINTS CLYDE R. MOORE AND JERRY KRONENBERG AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED ON THE REVERSE SIDE HEREOF, ALL THE SHARES OF COMMON STOCK OF THOMAS & BETTS CORPORATION HELD BY THE UNDERSIGNED ON MARCH 6, 2000, AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2000, OR ANY ADJOURNMENT OR POSTPONEMENT.

           CHANGE OF ADDRESS:

           -----------------------------------------------

           -----------------------------------------------

           -----------------------------------------------

           -----------------------------------------------

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE




                          THOMAS & BETTS CORPORATION
                        ANNUAL MEETING OF SHAREHOLDERS


                          MAY 3, 2000 AT 10:00 A.M.


                           WINEGARDNER AUDITORIUM
                          DIXON GALLERY AND GARDENS
                              4339 PARK AVENUE
                             MEMPHIS, TENNESSEE



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